Exhibit 99.1

Ark Restaurants Announces Financial Results for the
First Quarter of 2018

CONTACT:

Robert Stewart

(212) 206-8800
bstewart@arkrestaurants.com

NEW YORK, New York – February 12, 2018 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the first quarter ended December 30, 2017.

Total revenues for the three-month period ended December 30, 2017 were $39,352,000 versus $38,420,000 for the three months ended December 31, 2016. The comparison of sales is skewed by New Year’s Eve which did not fall in the just completed quarter but was included in revenue in the December 2016 quarter. The December 2016 quarter included revenues of $1,496,000 from three restaurants that did not operate during the December 2017 quarter. Also, during the quarter ended December 30, 2017 the revenues from our two Oyster House Restaurants were $2,388,000. The Oyster House properties, one in Gulf Shores and one in Spanish Fort, AL, were acquired on November 30, 2016. The December 2016 quarter included sales of $707,000 from these two properties.

Company-wide same store sales increased 2.2% for the three-month period ended December 30, 2017 compared to the same three month period last year.

Restaurant operating income was $882,000 for the three-month period ended December 30, 2017 versus $1,333,000 for the three months ended December 31, 2016. The comparison of restaurant operating income is skewed by New Year’s Eve which did not fall in the just completed quarter but was included in revenue in the December 2016 quarter.

The Company’s EBITDA, adjusted for non-cash stock option expense, and non-controlling interests, for the three-month period ended December 30, 2017 was $2,071,000 versus $4,102,000 during the same three-month period last year. EBITDA for the December 2016 quarter included $1,637,000 which resulted from the recognition of a gain in the prior year period in connection with the sale of the real estate underlying our Rustic Inn, Jupiter, FL property. Without this gain the comparative EBITDA for the December 2016 quarter would have been $2,465,000.

Net income for the three-month period ended December 30, 2017 was $1,627,000, or $0.47 per basic ($0.46 per diluted share) compared to $1,734,000, or $0.51 per basic share ($0.49 per diluted share), for the same three-month period last year.

On December 22, 2017, the 2017 Tax Cuts and Jobs Act (the “Tax Act”) was enacted into law and the new legislation contains several key tax provisions that affected us, including a reduction of the corporate income tax rate to 21% effective January 1, 2018, among others. We are required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, remeasuring our U.S. deferred tax assets and liabilities, and reassessing the net realizability of our deferred tax assets and liabilities. In December 2017, the Securities and Exchange Commission (the “SEC”) staff issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act, which allows us to record provisional amounts during a measurement period not to extend beyond one year of the enactment date. As a result, income tax expense reported for the first quarter ended December 30, 2017 was adjusted to reflect the effects of the change in the tax law and resulted in a discrete income tax benefit of approximately $1.2 million. While we were able to make a reasonable estimate of the impact of the reduction in the corporate tax rate, it may be affected by other analyses related to the Tax Act.

Ark Restaurants owns and operates 20 restaurants and bars, 19 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C, Las Vegas, NV and the gulf coast of Alabama. Five restaurants are located in New York City, two are located in Washington, D.C., five are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, one is located in Boston, Massachusetts, two are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts; and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operations at the Foxwoods Resort Casino consist of one fast food concept. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations include the Rustic Inn in Dania Beach, Florida and Shuckers, located in Jensen Beach and the operation of five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores, Alabama and one in Spanish Fort, Alabama.

Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Statements of Income
For the 13 week periods ended December 30, 2017 and December 31, 2016

(In Thousands, Except per share amounts)

	13 weeks ended December 30, 2017	13 weeks ended December 31, 2016
TOTAL REVENUES	$39,352	$38,420

COST AND EXPENSES:
Food and beverage cost of sales	10,230	9,750
Payroll expenses	13,710	12,956
Occupancy expenses	5,031	4,732
Other operating costs and expenses	5,117	4,866
General and administrative expenses	3,079	3,300
Depreciation and amortization	1,303	1,483

Total costs and expenses	38,470	37,087

RESTAURANT OPERATING INCOME	882	1,333
Gain on sale of Rustic Inn, Jupiter property	—	1,637

OPERATING INCOME	882	2,970

OTHER (INCOME) EXPENSE:
Interest (income) expense, net	219	5

Total other income, net	219	5

INCOME BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	663	2,965
Provision (benefit) for income taxes	(1,078)	880

CONSOLIDATED NET INCOME	1,741	2,085
Net (income) loss attributable to non-controlling interests	(114)	(351)

NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$1,627	$1,734

NET INCOME PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$0.47	$0.51

Diluted	$0.46	$0.49

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,432	3,423

Diluted	3,549	3,507

EBITDA Reconciliation:
Restaurant operating income	$882	$1,333
Other income (expense), net	(219)	(5)

Restaurant income before provision for income taxes	663	1,328
Gain on sale of Rustic Inn, Jupiter property	—	1,637

Pre tax income	$663	$2,965
Depreciation and amortization	1,303	1,483
Interest expense, net	219	5

EBITDA (a)	$2,185	$4,453

EBITDA adjusted for non-cash stock option expense, and non-controlling interests:
EBITDA (as defined) (a)	$2,185	$4,453
Net (income) loss attributable to non-controlling interests	(114)	(351)

EBITDA, as adjusted	$2,071	$4,102

(a)

EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company’s past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.